Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 30, 2020, relating to the financial statements of Conversion Labs, Inc., as of December 31, 2019 and 2018 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

November 25, 2020